Exhibit 10.3

EXECUTION VERSION

WAREHOUSE COLLATERAL MANAGEMENT AGREEMENT

dated as of October 6, 2023

by and between

MERLIN FUNDING LLC,

as Borrower

and

APOLLO DEBT SOLUTIONS BDC,

as Collateral Manager

TABLE OF CONTENTS

(continued)

		Page
SECTION 30.	EXECUTION IN COUNTERPARTS	27
SECTION 31.	PROVISIONS SEPARABLE	27
SECTION 32.	INTERPRETIVE MATTERS	28

WAREHOUSE COLLATERAL MANAGEMENT AGREEMENT

THIS WAREHOUSE COLLATERAL MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 6, 2023, is entered into by and between MERLIN FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”) and APOLLO DEBT SOLUTIONS BDC, a statutory trust formed under the laws of the State of Delaware, as interim collateral manager (together with its successors and permitted assigns, “ADS” and the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Borrower, Morgan Stanley Bank, N.A., in its capacity as lender (together with its permitted successors and assigns, the “Lenders”), the subordinated lenders party thereto (each, a “Subordinated Lender” and together, the “Subordinated Lenders”) Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”) and Deutsche Bank National Trust Company, as collateral agent (the “Collateral Agent”), are entering into that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), whereby the Lenders will agree to make available Advances (as defined in the Credit Agreement) to the Borrower in order to purchase Warehouse Assets (as defined in the Credit Agreement) subject to and in accordance with the terms of the Credit Agreement;

WHEREAS, the Borrower intends to issue rated and unrated notes under an indenture to be dated as of the date of issuance of such notes (the “CLO Transaction Closing Date”) and entered into among the Borrower as the “Issuer”, a co-issuer and a trustee to be selected by the Borrower (the “CLO Transaction”);

WHEREAS, the Borrower desires to appoint ADS as its warehouse collateral manager to provide the services described herein and ADS desires to accept such appointment;

WHEREAS, the Collateral Manager agrees to perform, on behalf of the Borrower, certain duties with respect to the purchase and management of the Warehouse Assets (as defined in the Credit Agreement) in the manner and on the terms set forth herein; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Client” shall mean with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Manager” shall have the meaning set forth in the preamble.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“CLO Transaction” shall have the meaning set forth in the recitals hereto.

“CLO Transaction Closing Date” shall have the meaning set forth in the recitals hereto.

“Expenses” shall have the meaning set forth in Section 10(b).

“Individual Affiliates” shall have the meaning set forth in Section 10(a).

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Liabilities” shall have the meaning set forth in Section 10(a).

“Majority” means, with respect to the Subordinated Lenders, the Subordinated Lenders together holding more than 50% of the Subordinated Notes.

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition (other than the performance of the Warehouse Assets) or operations of the Borrower, taken as a whole or (ii) the validity or enforceability of any Credit Document (as defined in the Credit Agreement) or the Borrower’s limited liability company agreement.

“Obligors” shall have the meaning set forth in Section 2(b)(vi).

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement, or in the case of a statutory trust, the trust agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.

“Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.

“Proceedings” shall have the meaning set forth in Section 22.

“Reference Document” shall have the meaning set forth in the Credit Agreement.

“Related Person” shall mean, with respect to any Person, the Owners, directors, officers, employees, managers, agents and professional advisors thereof.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Statement of Cause” shall have the meaning set forth in Section 15.

“Subordinated Lenders” shall have the meaning set forth in the recitals hereto.

“Termination Notice” shall have the meaning set forth in Section 15.

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Borrower with respect to the Warehouse Assets, including, without limitation, (i) selecting the Warehouse Assets and Eligible Investments to be acquired by the Borrower, (ii) investing and reinvesting the Warehouse Assets, (iii) amending, waiving and/or taking any other action commensurate with managing the Pledged Assets and (iv) delivering Borrowing Requests under the Credit Agreement with respect to any acquisition, disposition or tender of any Warehouse Asset.

“U.S. Risk Retention Rules” shall mean the federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement and, if not defined therein, the meaning assigned thereto in the Security Agreement and, if not defined therein, the meaning assigned thereto in the Reference Document. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.

Section 2. General Duties and Authority of the Collateral Manager.

(a) ADS is hereby appointed as Collateral Manager of the Borrower for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Warehouse Assets and Eligible Investments and performing certain administrative and advisory functions on behalf of the Borrower in accordance with the applicable provisions of the Credit Agreement and of this Agreement (which functions may be handled by a standing order), and ADS hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Credit Agreement, the Collateral Manager will perform its obligations hereunder and under the Credit Agreement with reasonable care and in good faith, (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients, and (ii) in accordance with the Collateral Manager’s existing practices and procedures investing in assets of the nature and character of the Warehouse Assets. To the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties hereunder and under the Credit Agreement.

(b) Subject to Section 2(a), Section 2(c)(i), Section 2(e), Section 5, Section 7 and Section 10 and to the applicable provisions of the Credit Agreement and of this Agreement, the Collateral Manager shall, and is hereby authorized to:

(a) select particular Warehouse Assets to be purchased and/or sold by the Borrower and, in connection with any such purchases, deliver Approval Requests and Borrowing Requests under the Credit Agreement;

(b) perform all necessary and appropriate actions to effect the purchase and/or sale of Warehouse Assets or otherwise perform and comply with such other duties and responsibilities as may be required of the Collateral Manager under the Credit Documents, and to exercise such powers and authorities as may be granted to the Collateral Manager by the Credit Documents or as may be necessary or appropriate in connection with the foregoing;

(c) determine whether any Warehouse Assets to be purchased by the Borrower (A) satisfies the Eligibility Criteria and (B) is eligible for acquisition by the Borrower in accordance with the terms and conditions set forth in the underlying instrument pursuant to which such Warehouse Assets was issued;

(d) identify collections received by the Borrower in respect of Warehouse Assets as either interest proceeds or principal proceeds and notify the Administrative Agent of such determinations;

(e) negotiate on behalf of the Borrower with obligors of Warehouse Assets or other Eligible Investments (“Obligors”) as to proposed modifications of the underlying instruments governing such Warehouse Assets or other Eligible Investments;

(f) exercise on behalf of the Borrower any and all rights (including, but not limited to, voting rights, rights to grant waivers and consents, and rights arising in connection with the bankruptcy or insolvency of an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Warehouse Assets and other Eligible Investments and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor;

(g) (A) monitor the Warehouse Assets and (B) on an ongoing basis provide to the Borrower (or assist the Borrower in providing), or shall provide directly to the Administrative Agent and/or other Persons entitled thereto, all reports, schedules and other data (x) which the Borrower is required to prepare and deliver to the Collateral Agent (or other Secured Party, as applicable) pursuant to the terms of the Credit Agreement and (y) which otherwise relate to the Warehouse Assets and which the Borrower is required to prepare and deliver under the Credit Agreement, in each case in the form and containing all information required thereby and (if such delivery is being made by the Borrower and by the Collateral Manager) in sufficient time for the Borrower to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Credit Agreement; provided, that the obligation of the

Collateral Manager to furnish the Borrower (or assist the Borrower in providing) such reports, schedules and other data in accordance with the Credit Agreement is subject to the Collateral Manager’s timely receipt of accurate and appropriate information from each appropriate Person (other than the Collateral Manager) in possession of or responsible for preparation of such reports, schedules and other data (including, without limitation, S&P and Moody’s and the Administrative Agent); provided further that to the extent that such information is not timely received by the Collateral Manager, the Collateral Manager shall promptly request such information and shall use commercially reasonable efforts to obtain such information from such Persons;

(h) manage the Borrower’s purchase of Warehouse Assets and the Borrower’s sale or disposition of Warehouse Assets and supervise and direct the investment of funds on deposit in the Accounts in Eligible Investments within the parameters set forth in the Credit Agreement, including without limitation the LTV Ratio, the Concentration Limitations, the Eligibility Criteria and the Eligibility Standard;

(i) may retain legal counsel and other professionals (such as financial advisers) at reasonable market rates to assist in the negotiation, documentation and restructuring of Warehouse Assets and Eligible Investments;

(j) obtain any necessary governmental authorizations or licenses on behalf of the Borrower relating to the Warehouse Assets;

(k) prepare and file any tax returns or similar tax filings for the Borrower, to the extent applicable;

(l) assist the Borrower with respect to the Borrower’s exercise of any rights or remedies in connection with the Warehouse Assets;

(m) negotiate with prospective sellers and purchasers of Warehouse Assets as to the terms relating to the acquisition or disposal of such Warehouse Assets; and

(n) perform and comply with such other duties and responsibilities as may be required of the Collateral Manager under the Credit Agreement.

(c) Subject to the provisions concerning its general duties and obligations as set forth in clauses (a) and (b) above and Section 10 herein:

(i) the Collateral Manager shall exercise reasonable care to avoid taking any action that would (1) not be permitted under the organizational documents of the Borrower, (2) cause the Borrower to violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower, (3) require registration of the Borrower as an “investment company” under the 1940 Act, or (4) cause the Borrower to violate in any material respects the terms hereof;

(ii) the Collateral Manager shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties hereunder;

(iii) to the extent it is necessary or appropriate in the judgment of the Collateral Manager to perform any services to be performed by it as collateral manager hereunder and in connection with any related documents and the Warehouse Assets, the Collateral Manager shall have the power to execute and deliver documents and instruments and take actions in the name of or on behalf of the Borrower with respect thereto (and the Borrower agrees to follow the lawful instructions and directions of the Collateral Manager in performing its services hereunder);

(iv) the Collateral Manager may employ its affiliates and the Collateral Manager’s service providers to render advice (including investment advice) to the Borrower or perform any of the Collateral Manager’s duties hereunder; provided that no such employment shall relieve the Collateral Manager from any liability hereunder;

(v) the Collateral Manager may utilize the service of any independent brokerage firm or firms it deems appropriate, to the extent that such firms are (taking into account such factors as the Collateral Manager shall reasonably deem relevant, which may include the nature of the market for the relevant loans, the time constraints of the relevant transactions, execution capabilities, reliability, integrity, general financial condition, and operational capabilities) competitive with respect to price of services and execution and such selection is made with commercially reasonable care; and

(vi) the Collateral Manager may aggregate sales and purchase orders of Warehouse Assets to which the Transactions relate with similar orders being made concurrently for other accounts managed by the Collateral Manager or its investment adviser affiliates if in the Collateral Manager’s reasonable judgment such aggregation will not be materially disadvantageous to any such account, taking into consideration advantageous selling or purchase price, brokerage commission and other expenses. When any aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner. The Collateral Manager agrees that any such aggregation of sales and purchases shall be effected in accordance with all laws and regulations applicable to the Collateral Manager.

(d) In performing its duties hereunder and when exercising its discretion and judgment in connection with any Transactions, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of the Borrower’s compliance with its Organizational Instruments and the Credit Documents; provided that, such directions are not inconsistent with any provision of this Agreement or the Credit Agreement by which the Collateral Manager is bound or prohibited by applicable law.

(e) In providing services hereunder, the Collateral Manager may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Collateral Manager determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement. The Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its Affiliates and Owners, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that, the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Affiliates.

(f) Notwithstanding anything herein or any other Credit Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Borrower (including Warehouse Assets or Eligible Investments). The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Credit Agreement or other Credit Documents. Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Borrower’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized or permitted by the Credit Agreement or the other Credit Documents. Nothing in this Section 2(f) shall prohibit the Collateral Manager from issuing instructions to the Collateral Agent or Securities Intermediary to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any item of the Pledged Assets as permitted by the Credit Agreement or the other Credit Documents.

Section 3. Purchase and Sale Transactions; Brokerage.

(a) The Collateral Manager, subject to and in accordance with the Credit Agreement, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law.

(b) The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Borrower. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Borrower and may open cash trading accounts with such brokers and dealers; provided that, none of the Warehouse Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account. In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its affiliates by brokers and dealers which are not affiliates of the Collateral Manager; provided that, the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Warehouse Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Borrower, taking into consideration all circumstances that it considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c) The Borrower acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Borrower will be subjective and will represent the Collateral Manager’s evaluation at the time taking into consideration all circumstances that it considers relevant and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(a) herein.

(d) Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect cross-transactions where the Collateral Manager causes a Transaction to be effected between the Borrower and another account advised by it or any of its affiliates. Such termination shall be effective upon receipt by the Collateral Manager of written notice from the Borrower.

(e) The Borrower acknowledges and agrees that the Collateral Manager or any of its affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Borrower. Such investments may be the same or different from those made on behalf of the Borrower. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Warehouse Assets both for the Borrower and either the proprietary account of the Collateral Manager or any affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate the executions among the accounts in an equitable manner in accordance with the Internal Policies of the Collateral Manager. The Borrower acknowledges that the Collateral Manager and its affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors and issuers with respect to the Warehouse Assets. The Borrower acknowledges that other funds or investment accounts managed by the Collateral Manager or any of its affiliates may require the Collateral Manager or such affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Credit Documents for the Borrower. As a result of such different methodology, the value of certain investments held in such separately managed funds or accounts may differ from the value assigned to the same investments held by the Borrower under the Credit Documents.

Section 4. Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Borrower, the Administrative Agent, any Lender, any Subordinated Lender or their respective Affiliates or any other Person regardless of whether such business is in competition with the Borrower or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

(a) serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Borrower or any Affiliate thereof, or for any Obligor or issuer in respect of any of the Warehouse Assets or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and underlying instruments, as from time to time amended, or by any resolutions duly adopted by the Borrower, its Affiliates or any Obligor or issuer in respect of any of the Warehouse Assets (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b) receive fees for loan origination or services of whatever nature rendered to the Obligor or issuer in respect of any of the Warehouse Assets or any Affiliate thereof;

(c) be retained to provide services unrelated to this Agreement to the Borrower or its Affiliates and be paid therefor, on an arm’s-length basis;

(d) be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Borrower or any Affiliate thereof or any Obligor or issuer of any Warehouse Assets or any Affiliate thereof;

(e) subject to Section 3(b) and Section 5, sell any Warehouse Asset or Eligible Investment to, or purchase or acquire any Warehouse Asset or Eligible Investment from, the Borrower while acting in the capacity of principal or agent;

(f) underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Warehouse Assets and receive fees and other compensation from the Borrower and other parties in connection therewith;

(g) serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Warehouse Assets; or

(h) act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

As a result, such individuals may possess information relating to Obligors and issuers of Warehouse Assets that is (i) not known to or (ii) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Warehouse Assets and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Borrower and otherwise create conflicts of interest for the Borrower. The

Borrower acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Borrower’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Borrower.

The Borrower acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess applicable material, non-public information. The Borrower acknowledges that the Collateral Manager may be prevented from causing the Borrower to transact in certain assets due to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information.

Unless the Collateral Manager determines in its sole discretion that such Transaction complies with the provisions of Section 5, the Collateral Manager will not direct the Borrower to acquire or sell securities issued by (i) Persons of which the Collateral Manager, any of its affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Manager, or any of its respective affiliates act as principal or (iii) Persons about which the Collateral Manager or any of its affiliates have material non-public information which the Collateral Manager deems would prohibit it from advising as to the trading of such securities in accordance with applicable law.

It is understood that the Collateral Manager and any of its affiliates may engage in any other business and furnish advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Warehouse Assets and which may own securities or obligations of the same class, or which are of the same type, as the Warehouse Assets or other securities or obligations of the Obligors or issuers of the Warehouse Assets. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Warehouse Assets. Nothing in the Credit Agreement and this Agreement shall prevent the Collateral Manager or any of its affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same Obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Borrower. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Owners, their affiliates or their respective Related Persons or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to enter into a transaction with respect to the same Warehouse Assets both for the Borrower, and either the proprietary account of the Collateral Manager or any affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will employ allocation procedures consistent with such procedures as may be in place from time to time. The Borrower agrees that, in the course of managing the Warehouse Assets held by the Borrower, the Collateral Manager may consider its relationships with other Clients (including Obligors and issuers) and its affiliates. The Collateral Manager may decline to make a particular investment for the Borrower in view of such relationships.

The Borrower agrees that neither the Collateral Manager nor any of its affiliates is under any obligation to offer all investment opportunities of which they become aware to the Borrower or to account to the Borrower for (or share with the Borrower or inform the Borrower of) any such transaction or any benefit received by them from any such transaction. The Borrower understands that the Collateral Manager and/or its affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Borrower. Furthermore, the Collateral Manager and/or its affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Borrower and, accordingly, investment opportunities may not be allocated among all such Clients. The Borrower acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Borrower. The Borrower agrees that the Collateral Manager may make investments on behalf of the Borrower in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its affiliates or the account of any other Client.

The Borrower acknowledges that the Collateral Manager and its affiliates may make and/or hold investments in an Obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such Obligor’s or issuer’s obligations or securities made and/or held by the Borrower, or otherwise have interests different from or adverse to those of the Borrower.

Section 5. Affiliate Transactions.

(a) Subject to compliance with applicable laws and regulations and subject to this Agreement and the Credit Agreement, the Collateral Manager may direct the Borrower to acquire any Warehouse Asset, or sell any Warehouse Asset or Eligible Investment to, the Collateral Manager, any of its affiliates or any account or portfolio for which the Collateral Manager or any of its affiliates serve as investment advisor on an arm’s length basis and on terms no less favorable to the Borrower than would be the case if such Person were not so affiliated.

Section 6. Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Borrower, the Administrative Agent and Subordinated Lenders at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding the Administrative Agent, the Lenders and the Subordinated Lenders) except (a) with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), (b) such information as a rating agency shall reasonably request in connection with its rating of the securities issued in the CLO Transaction or supplying credit estimates on any obligation included in the Warehouse Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Borrower, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates or (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Credit Agreement or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Credit Agreement or any other Credit Document, (h) as expressly permitted in the Credit Agreement or any other Credit Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (A) that it is serving as collateral manager of the Borrower, (B) the nature, aggregate principal amount and overall performance of the Warehouse Assets, (C) the amount of earnings on the Warehouse Assets, (D) such other information about the Borrower and the Warehouse Assets as is customarily disclosed by managers of similar transactions and (E) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Credit Agreement, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure.

Section 7. Obligations of Collateral Manager.

In accordance with the performance standard set forth in Section 2(a), the Collateral Manager shall take care to avoid taking any action that would (a) materially adversely affect the status of the Borrower for purposes of United States federal or state law, or other law applicable to the Borrower, (b) not be permitted by the Borrower’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Borrower has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Borrower or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Borrower or the pool of assets owned by the Borrower as an “investment company” under the Investment Company Act, (e) [reserved], or (f) knowingly and willfully adversely affect the interests of the Borrower in the Warehouse Assets in any material respect (other than (i) as expressly permitted hereunder or under the Credit Agreement or (ii) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients). If the Collateral Manager is ordered by the Borrower or the requisite Subordinated Lenders to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Borrower that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Borrower then requests the Collateral Manager to do so and a Majority of the Subordinated Lenders have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and members, shareholders, partners, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Borrower delivers to the Collateral Manager an opinion of counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower or over the Collateral Manager. Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Borrower or any other Person, except as provided in Section 10.

Section 8. Compensation.

The Collateral Manager is performing its services hereunder in order to facilitate the closing of the CLO Transaction and shall not be paid a fee under this Agreement.

Section 9. Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder and under the Credit Agreement in accordance with the terms of this Agreement and the terms of the Credit Agreement applicable to it.

Section 10. Limits of Collateral Manager Responsibility.

(a) The Collateral Manager assumes no responsibility or liability hereunder other than to render the services expressly required to be performed hereunder and the Credit Agreement subject to the standards of conduct described in Section 2(a) and shall not be responsible for and shall have no liability for any action or inaction of the Borrower or any other Person in following or declining to follow any advice, recommendation or direction of the Collateral Manager. None of the Collateral Manager, its affiliates and any of their respective members, managers, directors, officers, stockholders, agents, partners or employees (collectively, excluding the Collateral Manager, the “Individual Affiliates”) shall be liable to the Borrower or any other Person for any expenses, losses, claims, damages, judgments, assessments, charges, demands, costs or other liabilities (collectively, “Liabilities”) incurred by the Borrower or such other Person that arise out of or in connection with the performance by the Collateral Manager of the services required to be performed hereunder or under the Credit Agreement or for any decrease in the value of the Collateral, except for Liabilities arising from any failure of the Collateral Manager to adhere to, or render the services required to be performed hereunder in accordance with, the standards of conduct described in Section 2(a). The Collateral Manager and its Individual Affiliates will not be liable to the Borrower, the Administrative Agent, the Subordinated Lenders or the Lenders for any error of judgment, mistake of law, or any loss arising out of any investment, or for any other acts or omissions by the Collateral Manager or its Individual Affiliates under or in connection with this Agreement or under the Credit Agreement, except that the Collateral Manager only (and in any event excluding its Individual Affiliates) will be so liable by reason of acts, including acts by its Individual Affiliates, constituting bad faith, willful misconduct or gross negligence of the Collateral Manager hereunder or under the Credit Agreement. The Collateral Manager does not guarantee the value of the Warehouse Assets and shall not be responsible for any loss caused by a decline in the market value of the Warehouse Assets except to the extent it results from such acts. The Collateral Manager may delegate to an agent selected with reasonable care any or all of the duties assigned to the Collateral Manager hereunder; provided, that no delegation by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder nor relieve the Collateral Manager of any liability with respect to the performance of such duties in accordance with the provisions hereof. The Collateral Manager and its Individual Affiliates shall not, in any case, be liable for any indirect, special, punitive or consequential damages. The Collateral Manager shall indemnify and hold harmless the Borrower, the Administrative Agent, the Lenders and their respective affiliates, directors, officers, stockholders, agents, employees and controlling persons (each an “Indemnified Person”) from and against any and all Liabilities, and shall reimburse each such Indemnified Person on a current basis for all reasonable expenses (including reasonable fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of any action or inaction by the Collateral Manager hereunder constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the duties of the Collateral Manager hereunder, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person. This Section 10(a) shall survive the termination of this Agreement and the repayment of all amounts owing to the Borrower and the Lenders under the Credit Documents.

(b) Subject always to Section 17, the Borrower shall indemnify and hold harmless the Collateral Manager and its Individual Affiliates from and against any and all Liabilities, and will reimburse each such person for all reasonable fees and expenses in accordance with Article VI of the Security Agreement (including reasonable fees and expenses of counsel) (collectively, the “Expenses”) incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, caused by, or arising out of or in connection with the Credit Documents, the Warehouse Assets or the business of the Borrower; provided, however, that no such Person shall be indemnified for any Liabilities or Expenses that it incurs as a result of any acts or omissions by any such Person constituting bad faith, willful misconduct or gross negligence of the Collateral Manager hereunder as found by a final non-appealable judgement by a court of competent jurisdiction.

(c) Notwithstanding anything contained herein to the contrary, the obligations of the Borrower under this Section 10 shall be payable solely out of the Warehouse Assets and after repayment of all Obligations in accordance with the terms of the Credit Agreement.

(d) The Collateral Manager shall not be responsible or liable for any failure or delay in the performance of its duties and obligations under this Agreement and/or the Credit Agreement arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that any such failure or delay is not otherwise reasonably attributable to any act of bad faith, willful misconduct or gross negligence by the Collateral Manager or its Individual Affiliates.

(e) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Borrower has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

Section 11. No Joint Venture.

The Borrower and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Credit Agreement or authorized by the Borrower from time to time, have no authority to act for or represent the Borrower in any way or otherwise be deemed an agent of the Borrower. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Borrower or any other Person in connection with the transactions contemplated hereby.

Section 12. Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) such time as is mutually agreed by the Borrower and the Collateral Manager and, during the term of the Credit Agreement, consented thereto in writing by the Administrative Agent, (ii) the resignation of the Collateral Manager in accordance with Section 12(b) or (iii) the Borrower’s execution of a replacement collateral management agreement with the Collateral Manager upon the occurrence of and in connection with the CLO Transaction. The Borrower shall promptly notify the Administrative Agent of any termination under this Section 12(a).

Upon the effective date of the termination of this Agreement, the Collateral Manager shall, as soon as practicable, subject to any contractual obligations of confidentiality, use commercially reasonable efforts to (i) deliver to the Borrower all property and documents of the Borrower or otherwise relating to the Warehouse Assets then in possession of the Collateral Manager and (ii) deliver to the Administrative Agent an accounting with respect to the books and records delivered to the Borrower; provided, that the Collateral Manager may retain copies of the documents or property set forth in (i) and (ii) above in order to comply with any law, rule, regulation or internal compliance policy; provided that with respect to any documentation or information subject to contractual obligations of confidentiality, the Collateral Manager shall use commercially reasonable efforts to cooperate with the Borrower and Administrative Agent and use commercially reasonable efforts to arrange for disclosure of such documentation or information to the Borrower or Administrative Agent, as applicable.

(b) Subject only to clauses (c) and (d) below, the Collateral Manager may resign, upon 30 days’ prior written notice to the Borrower, each Subordinated Lender and the Administrative Agent (or such shorter notice as is acceptable to the Borrower, each Subordinated Lender and the Administrative Agent); provided that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Credit Agreement to be a violation of such law or regulation.

(c) Notwithstanding the provisions of clause (b) above, no resignation of the Collateral Manager or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor collateral manager shall have been appointed in accordance with Section 12(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations.

(d) Within 30 days after the Borrower has delivered written notice to each Subordinated Lender, the Administrative Agent and the Administrative Agent of any resignation or termination of the Collateral Manager a Majority of the Subordinated Lenders with the consent of the Administrative Agent shall have the right to appoint a replacement collateral manager by written notice to the Borrower and the Administrative Agent. If no successor collateral manager is appointed within the time frame specified in the preceding sentence, the outgoing Collateral Manager (by written notice to the Borrower, the Administrative Agent and each Subordinated Lender), with the consent of the Administrative Agent, shall have the right to appoint a successor collateral manager. Any successor collateral manager shall be any established entity that satisfied the following criteria (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Credit Agreement, and (iii) does not cause the Borrower to become, or require the pool of assets owned by the Borrower to be registered as, an investment company under the Investment Company Act.

(e) Upon the acceptance of its appointment hereunder by the successor collateral manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Warehouse Assets or otherwise, shall automatically and without action by any Person pass to and be vested in the successor collateral manager. The Borrower and the successor collateral manager shall take such action (or the Borrower shall cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(f) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (g) below.

(g) Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 8, 10, 17, 21, 22 and 23 shall survive any termination of this Agreement pursuant to this Section 12.

Section 13. Assignments.

(a) Except as otherwise provided in Section 2(d) or this Section 13, the Collateral Manager may not assign or delegate, its rights or responsibilities under this Agreement without obtaining the consent of the Borrower, the Administrative Agent and the consent of a Majority of the Subordinated Lenders.

(b) The Collateral Manager may, without obtaining the consent of any Subordinated Lenders and, without obtaining the prior consent of the Borrower but with notice to the Administrative Agent and the Lenders, (i) assign any of its rights or obligations under this Agreement to an Affiliate of the Collateral Manager; provided that, such Affiliate (A) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (B) has the legal right and capacity to act as Collateral Manager under this Agreement, and (C) shall not cause the Borrower or the pool of assets owned by the Borrower to become required to register under the provisions of the Investment Company Act or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity and at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form and has substantially the same personnel. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(g), 17, 21 through 23 in respect of acts or omissions occurring prior to such assignment.

(c) This Agreement shall not be assigned by the Borrower without the prior written consent of (A) the Collateral Manager, (B) the Administrative Agent and (C) a Majority of the Subordinated Lenders. Upon assignment by the Borrower, the Borrower shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

Section 14. Delivery of Collateral. Each time that the Collateral Manager on behalf of the Borrower shall direct or cause the acquisition of any Warehouse Asset or other Eligible Investments, the Collateral Manager (on behalf of the Borrower) shall cause such Warehouse Asset or other Eligible Investments to be delivered, as provided in the Security Agreement.

Section 15. [Reserved].

Section 16. Representations and Warranties.

(a) The Borrower hereby represents and warrants to the Collateral Manager as follows:

(i) The Borrower has been duly formed and is validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Credit Agreement and the other Credit Documents require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Borrower.

(ii) The Borrower has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Credit Agreement and the other Credit Documents and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the date hereof, will have taken all necessary action to authorize the Credit Agreement and the other Credit Documents and the execution, delivery and performance of this Agreement, the Credit Agreement and the other Credit Documents and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Credit Agreement) or declaration with, any governmental authority is required by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Credit Agreement and the other Credit Documents or the obligations imposed upon the Borrower hereunder and thereunder other than those that have been or shall be obtained in connection with the Credit Agreement except where the failure to obtain any of the foregoing would not reasonably expected to have a Material Adverse Effect. This Agreement has been, and each instrument and document to which the Borrower is a party required hereunder or under the Credit Documents will be, executed and delivered by an authorized director of the Borrower, and this Agreement constitutes, and each instrument or document required hereunder to which the Borrower is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Borrower and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Credit Agreement will not violate any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or the Organizational Instruments of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Borrower, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than any lien permitted under the Credit Documents).

(iv) The Borrower is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Borrower or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Credit Agreement applicable to the Borrower, or the performance by the Borrower of its duties hereunder or thereunder.

(b) The Collateral Manager hereby represents and warrants to the Borrower, as of the date hereof, as follows:

(i) The Collateral Manager is a statutory trust duly formed and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Credit Agreement applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Credit Agreement applicable to the Collateral Manager.

(ii) The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Credit Agreement applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Credit Agreement applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Credit Agreement applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an authorized officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Credit Agreement applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Credit Agreement.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Credit Agreement applicable to the Collateral Manager.

(c) The Collateral Manager covenants that it will not agree to any amendment to the Engagement Letter without the prior written consent of a Majority of the Subordinated Lenders. For the avoidance of doubt, the failure of the Collateral Manager to comply with the covenant set forth in this Section 16(c) shall not, in and of itself, constitute a Default or an Event of Default, but shall constitute a Collateral Manager Default solely for purposes of Section 15.

(d) The Collateral Manager makes no representation, express or implied, with respect to the Borrower or the disclosure with respect to the Borrower.

Section 17. Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after the Obligations owed to the Administrative Agent have been paid in full under the Credit Agreement has occurred (or, if the CLO Securities are issued on the CLO Transaction Closing Date, after the final payment date on the CLO Securities); provided that, nothing in this Section 17 shall preclude the Collateral Manager from (a) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Borrower or (y) any insolvency proceeding filed or commenced against the Borrower by any Person other than the Collateral Manager or (b) commencing against the Borrower or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Borrower’s obligations hereunder will be solely the corporate obligations of the Borrower, and that the Collateral Manager will not have any recourse to any of the managers, officers, employees, shareholders, directors, incorporators or Affiliates of the Borrower with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Credit Document, recourse in respect of any obligations of the Borrower under this Agreement or under any Credit Document will be limited to the Collateral and, on the exhaustion of the Collateral, all claims against the Borrower arising from this Agreement or any other Credit Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a)	If to the Borrower:

Merlin Funding LLC

c/o Apollo Debt Solutions BDC

c/o Apollo Management, L.P.

3 Bryant Park – 40th Floor

New York, NY, 10036

Email: ADSNOTICE@Apollo.com

Attention: Alex Wegweiser

with a copy to:

the Collateral Manager (at its address below)

(b)	If to the Collateral Manager:

Apollo Debt Solutions BDC

c/o Apollo Management, L.P.

3 Bryant Park – 40th Floor

New York, NY, 10036

Email: ADSNOTICE@Apollo.com

Attention: Alex Wegweiser

(c)	If to the Subordinated Lenders, at the notice details in the Credit Agreement.

(d)	If to the Lenders, at the notice details in the Credit Agreement.

(e)	If to the Administrative Agent, at the notice details in the Credit Agreement.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20. Entire Agreement; Amendment.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto and with the prior written consent of the Administrative Agent.

Section 21. Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 22. Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Manager irrevocably consents to the service of any and all process in any Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in New York, New York. If for any reason such agent shall cease to be available to act as such, then the Borrower shall promptly designate a new agent in the City of New York.

Section 23. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24. Conflict with the Credit Agreement.

In respect of any conflict between the terms of this Agreement and the Credit Agreement or actions required under the terms of the Credit Agreement and the terms of this Agreement, the terms of the Credit Agreement shall control.

Section 25. [Reserved].

Section 26. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27. Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Borrower incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Borrower. The Borrower will reimburse the Collateral Manager for expenses including fees, costs and expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement (regardless of whether the Person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Manager, an Affiliate of the Collateral Manager or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by personnel or employees of the Collateral Manager or its Affiliates; provided that, if such service or output is provided or performed by the Collateral Manager or an Affiliate of the Collateral Manager and not a third party, then, unless approved by the Independent Review Party, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs) including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Borrower or the Collateral Manager or an Affiliate of the Collateral Manager (in each case, on behalf of the Borrower), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Warehouse Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Borrower (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) preparing reports related to the Warehouse Assets, (f) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant to this Agreement or the Credit Agreement, (g) expenses and costs in connection with any investor conferences, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Manager in connection with any transaction with respect to the Warehouse Assets, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Borrower (including those services rendered at the behest of the

Collateral Manager), (j) software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Warehouse Assets, (k) fees and expenses incurred in obtaining the market value of Warehouse Assets (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review, (m) any out-of-pocket expenses incurred by the Collateral Manager in connection with complying with the U.S. Risk Retention Rules (including, for the avoidance of doubt, all costs, expenses and fees associated with any financing of securities held by the Collateral Manager in order to comply with the U.S. Risk Retention Rules that is paid by the Collateral Manager or a majority owned-affiliate thereof) and (n) as otherwise agreed upon by the parties. The foregoing costs and expenses will constitute Obligations of the Borrower and will be payable on the termination date under the Credit Agreement (whether the CLO Transaction Closing Date occurs or not) to the extent of the funds available for such purpose, provided however, that such amounts shall remain subordinated in all respects to the Obligations owing to the Secured Parties under the Credit Documents (in accordance with Article VI of the Security Agreement).

Section 28. Third Party Beneficiary.

The parties hereto agree that the Administrative Agent and the Subordinated Lenders shall each be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 29. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30. Execution in Counterparts.

This Agreement may be executed and delivered in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32. Interpretive Matters.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

MERLIN FUNDING LLC, as Borrower

By: Apollo Debt Solutions BDC, its initial member

By:	/s/ Gregory W. Hunt
Name:	Gregory W. Hunt
Title:	Managing Director

APOLLO DEBT SOLUTIONS BDC, as Collateral Manager

By:	/s/ Gregory W. Hunt
Name:	Gregory W. Hunt
Title:	Managing Director